EXHIBIT 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP
THE ORRICK BUILDING
405 HOWARD STREET
SAN FRANCISCO, CALIFORNIA 94105-2669

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fax +1-415-773-5759
www.orrick.com

July 18, 2012

Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, New York 12205

Re:    Mechanical Technology, Incorporated
Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Mechanical Technology, Incorporated 2012 Equity Incentive Plan (the “Plan”), of up to 600,000 shares of common stock, $0.01 par value (“Common Stock”), of Mechanical Technology, Incorporated, a New York corporation (the “Company”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the 600,000 shares of Mechanical Technology, Incorporated issuable under the Plan are duly authorized, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S‑8 and to the use of our name wherever it appears in said Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,
/s/ Orrick, Herrington & Sutcliffe LLP
Orrick, Herrington & Sutcliffe LLP